UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2015

McGraw-Hill Global Education Intermediate Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-193697-01	80-0899362
(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza New York, NY	10121
(Address of Principal Executive Offices)	(Zip Code)

(646) 766-2626
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 22, 2015, McGraw-Hill Global Education Holdings, LLC (the “Company”), a wholly-owned subsidiary of McGraw-Hill Global Education Intermediate Holdings, LLC (the “Registrant”), announced that it is seeking a repricing amendment of its existing senior secured credit facilities to reduce the interest rate on its existing term loans, subject to market and other conditions.

On May 4, 2015, the Company entered into and successfully closed on the repricing amendment by and among the Company, the guarantors party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and lender party thereto. In connection with the closing of the repricing, the Company voluntarily prepaid approximately $325,000 of the term loans, which resulted in $679 million of term loans remaining outstanding pro-forma for the transaction (such repriced loans referred to as the “Refinancing Term Loans”). As a result of the repricing amendment, the LIBOR margin applicable to the Refinancing Term Loans was reduced from 4.75% to 3.75%. The Refinancing Term Loans are prepayable at any time without premium or penalty, provided that there is a 1.00% fee payable to the lenders in connection with any refinancing or repricing of the Refinancing Term Loans that reduces the interest rate prior to the date that is 6 months after the closing of the repricing amendment (other than in connection with an IPO, a change of control or a transformative acquisition).

Item 2.03    Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) - Exhibits
The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

10.1
Incremental Assumption Agreement and Amendment No. 2, dated as of May 4, 2015, to the First Lien Credit Agreement, dated as of March 22, 2013, among McGraw-Hill Global Education Holdings, LLC, McGraw-Hill Global Education Intermediate Holdings, LLC, the lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

McGraw-Hill Global Education Intermediate Holdings, LLC
By:	/s/ David Stafford
Name: David Stafford
Title: Senior Vice President and General Counsel

 Dated: May 4, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1
Incremental Assumption Agreement and Amendment No. 2, dated as of May 4, 2015, to the First Lien Credit Agreement, dated as of March 22, 2013, among McGraw-Hill Global Education Holdings, LLC, McGraw-Hill Global Education Intermediate Holdings, LLC, the lenders party thereto from time to time and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.